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                                                                  EXHIBIT 14(a)

                                POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints KATHERINE STONER and JIM COPPEDGE as his or her true and lawful attorneys-in fact and agent, to sign any and all amendments to the Registration Statement listed below, for which the AIG Annuity Insurance Company serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exception from the federal securities laws; (iii) register additional annuity contracts under the federal securities law, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents of any of them, or their substitutes, shall do or cause to be done by virtue thereof.

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                             REGISTRATION STATEMENTS
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Registrant (Product)                                    File Nos.
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A.G. Separate Account A ElitePlus Bonus           033-86464 / 811-08862
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/s/ JIM COPPEDGE                       Director, Senior Vice              April 30, 2008
------------------------------------   President and General Counsel
Jim Coppedge
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